Exhibit 10.1



                                                              Performance Unit
                                                                      1996
                                                              Special - One Year


                           RJR NABISCO HOLDINGS CORP.

                          1990 LONG TERM INCENTIVE PLAN

                            PERFORMANCE UNIT PROGRAM

                           PERFORMANCE UNIT AGREEMENT

                          DATE OF GRANT: MARCH 5, 1996


                              W I T N E S S E T H:

     1.  Grant.  Pursuant to the provisions of the 1990 Long Term Incentive Plan
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and the Performance Unit Program thereunder (collectively, the "Plan"), RJR
Nabisco Holdings Corp. (the "Company") on the above date has granted to

                FIRST NAME  LAST NAME    (THE "GRANTEE"),

subject to the terms and conditions which follow and the terms and conditions of the Plan,

                          _______   PERFORMANCE UNITS.

A copy of the Plan is attached and made a part of this agreement with the same effect as if set forth in the Agreement itself. The Initial Grant Value of each Performance Unit shall be one thousand dollars. All capitalized terms used herein shall have the meaning set forth in the Plan, unless the context requires a different meaning.

     2.  Adjustment of Value of Performance Units.  For the Performance Period
         -----------------------------------------
commencing on January 1, 1996 and ending December 31, 1996, the Committee has determined that the Performance Measure shall be as determined in the grid attached as Exhibit A during such Performance Period. The value of each Performance Unit shall be as determined in the grid attached as Exhibit A; provided, however, the Payment Value determined in Exhibit A may be reduced by the Committee in its discretion. The Grantee specifically agrees that this award of Performance Units is in lieu of any award under the Annual Incentive Award Plan for the fiscal year ending December 31, 1996.

     3.  Adjustment of Number of Performance Units.  In the event the Grantee's
         -----------------------------------------
annual rate of base salary increases during the Performance Period, the number of Performance Units granted pursuant to this agreement shall increase so that the number of Performance Units granted

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multiplied by the Initial Grant Value equals [__%] of the Grantee's increased annual rate of base salary. Notwithstanding the foregoing, in no event may the number of Performance Units granted pursuant to this agreement exceed [twice the initial #] Performance Units.

     4.  Payment of Performance Units.   Unless deferred pursuant to the
         -----------------------------
provisions of the Plan, or as otherwise determined by the Committee, units so earned will be paid only in cash as soon as practicable following the close of the Company's books at the end of the Performance Period. Payment Value for tax and other calculations shall be determined in accordance with the provisions of the Plan, Exhibit A and the discretion of the Committee to reduce the Payment Value. Except as provided in the Plan, no units will be earned or paid unless the Grantee has been a full-time employee of the Company throughout the Performance Period.

     5.  Deferral.  Deferral of a payment of Performance Units shall be pursuant
         --------
to the provisions of the Plan; provided, however, in no event may a deferred award be paid within six months of the date of deferral.

     6.  Transferability.  Other than as specifically provided in the Plan with
        -----------------
regard to the death of the Grantee, this Agreement and any benefit provided or accruing hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Grantee, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Grantee.

     7.  No Right to Employment.    Neither the execution and delivery of this
         -----------------------
Agreement nor the granting of the Performance Units evidenced hereby shall constitute any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to employ the Grantee for any specific period or in any specific capacity or shall prevent the Company or its subsidiaries from terminating the Grantee's employment at any time with or without cause. "Termination of employment" under the Plan and this Agreement means termination from active employment; it does not mean the termination of pay and benefits at the end of salary continuation (or other form of severance pay or pay in lieu of salary).

     8.  Notices.  Any notices required to be given hereunder to the Company
         -------
shall be addressed to The Secretary, RJR Nabisco Holdings Corp., 1301 Avenue of the Americas, New York, NY 10019-6013 and any notice required to be given hereunder to the Grantee shall be sent to the Grantee's address as shown on the records of the Company.

     9.  Grantee.  In consideration of the grant, the Grantee specifically
         --------
agrees that the Committee shall have the exclusive power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretation and determinations made by the Committee shall be final, conclusive, and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with



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respect to the Plan or the Agreement.  The Committee may delegate its interpretive authority to an officer or officers of the Company.

     10.  Obligations of Grantee
          ----------------------
          (a) In consideration of the grant, the Grantee, while both actively employed and in the event of the Grantee's Termination of Employment for any reason, specifically agrees that within the Performance Period or within three years following the payment of any amounts pursuant to the grant, if later: (i) the Grantee will personally provide reasonable assistance and cooperation to the Company in activities related to the prosecution or defense of any pending or future lawsuits or claims involving the Company; (ii) the Grantee will promptly notify the Company upon receipt of any requests from anyone other than an employee or agent of the Company for information regarding the Company, or if the Grantee becomes aware of any potential claim or proposed litigation against the Company; (iii) the Grantee will refrain from providing any information related to any claim or potential litigation against the Company to any non-Company representatives without either the Company's written permission or being required to provide information pursuant to legal process; (iv) the Grantee will not disclose or misuse any confidential information or material concerning the Company; and (v) the Grantee will not engage in any activity contrary or harmful to the interests of the Company. In further consideration of the grant, the Grantee specifically agrees that if required by law to provide sworn testimony regarding any Company-related matter: the Grantee will consult with and have Company designated legal counsel present for such testimony (the Company will be responsible for the costs of such designated counsel); the Grantee will confine his testimony to items about which he has knowledge rather than speculation, unless otherwise directed by legal process; and the Grantee will cooperate with the Company's attorneys to assist their efforts, especially on matters the Grantee has been privy to, holding all privileged attorney-client matters in strictest confidence.

          (b) If the Company reasonably determines that the Grantee has materially violated any of his obligations under this agreement, then this Grant shall terminate, effective the date on which such violation began (unless otherwise terminated sooner) and the Company may demand the return of any amounts paid to the Grantee pursuant to this grant and the Grantee hereby agrees to return such amounts upon such demand. If after such demand the Grantee fails to return said amounts, the Grantee acknowledges that the Company has the right to deduct from any amounts the Company owes to the Grantee (including, but not limited to, wages or other compensation), or to commence judicial proceedings against the Grantee, to recover said amounts and any and all of its attorney's fees and costs.



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


     IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Grantee have executed this Agreement as of the Date of Grant first above written.

                                             RJR NABISCO HOLDINGS CORP.


                                             By___________________________
                                               Authorized Signatory




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          GRANTEE


Grantee's Taxpayer Identification Number:




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Date:
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Grantee's Home Address:



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